As filed with the Securities and Exchange Commission on August 16, 2022

Registration No. 333-176863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-176863

UNDER
THE SECURITIES ACT OF 1933

HIMAX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
No. 26, Zilian Road Xinshi District, Tainan City 74148 Taiwan, Republic of China
(Address of principal executive offices, including zip code)

HIMAX TECHNOLOGIES, INC. 2011 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of August 31st day, 2016,

2nd Amended and Restated as of August 28th day, 2019 and 3rd Amended and Restated as of August 16th day, 2022)
(Full title of the plan)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680
(Name, address and telephone number, including area code, of agent for service)

Copy to:
James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong (852-2533-3300)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Statement

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 16, 2011, File No. 333-176863 (the “Registration Statement”), is being filed by Himax Technologies, Inc. (the “Registrant”), to reflect the amendment and restatement of the Himax Technologies, Inc. 2011 Long-Term Incentive Plan as of August 16th day, 2022 (the “2011 Incentive Plan”) to extend the duration of the 2011 Incentive Plan for three years to September 6, 2025. No additional securities are being registered. The amendment and restatement of the 2011 Incentive Plan was approved by the Registrant’s shareholders at its annual general meeting held on August 16, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Himax Technologies, Inc. (the “Registrant”) are incorporated herein by reference.

(1)       The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed on March 23, 2022;

(2)       The Registrant’s reports of foreign private issuer on Form 6-K filed on February 17, May 12, June 15, June 21, August 11 and August 16, 2022; and

(3)       The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A filed on March 20, 2006, as modified by any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Third Amended and Restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such provided that this indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of alleging breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See the attached Exhibit Index.

ITEM 9. REQUIRED UNDERTAKINGS

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taiwan, Republic of China, on August 16, 2022.

HIMAX TECHNOLOGIES, INC.

By:	/s/ Jordan Wu
	Name:	Jordan Wu
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jordan Wu	President, Chief Executive Officer and Director	August 16, 2022
Jordan Wu	(Principal Executive Officer)

/s/ Jessica Pan	Chief Financial Officer	August 16, 2022
Jessica Pan	(Principal Financial and Accounting Officer)

/s/ Dr. Biing-Seng Wu	Chairman of the Board	August 16, 2022
Dr. Biing-Seng Wu

/s/ Dr. Yan-Kuin Su	Director	August 16, 2022
Dr. Yan-Kuin Su

/s/ Yuan-Chuan Horng	Director	August 16, 2022
Yuan-Chuan Horng

/s/ Liang-Gee Chen	Director	August 16, 2022
Liang-Gee Chen

Signature of Authorized Representative of the Registrant

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of Newark, Delaware, on August 16, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F filed on June 3, 2010).
4.2	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary, and holders of the American depositary receipts. (incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (file no. 333-219169) filed on July 6, 2017.)
5.1	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the securities being registered.
23.1	Consent of KPMG, independent registered public accounting firm (incorporated herein by reference to Exhibit 15.1 to the Registrant’s report on Form 20-F filed on March 23, 2022).
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1†	Power of Attorney (included on signature page hereof).
99.1	Himax Technologies, Inc. 2011 Long-Term Incentive Plan (Amended and Restated as of August 31st day, 2016, 2nd Amended and Restated as of August 28th day, 2019 and 3rd Amended and Restated as of August 16th day, 2022) (incorporated herein by reference to Exhibit 99.4 to the Registrant’s report of foreign private issuer on Form 6-K filed on June 15, 2022).

___________

†	Previously filed.